Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-02845, 333-42445, 333-42447, 333-44922, 333-47277, and 333-61128 on Form S-8 of our reports dated March 13, 2009, relating to the consolidated financial statements and consolidated financial statement schedule of Wausau Paper Corp. and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting (which report on the Company’s consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of the recognition provision of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Pension and Other Postretirement Benefit Plans (“SFAS 158”), on December 31, 2006, the measurement date provision of SFAS 158 on January 1, 2008, and Statement of Financial Accounting Standards No. 123R, Share-Based Payment, on January 1, 2006), appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2008.

/s/DELOITTE & TOUCHE LLP

Milwaukee, WI

March 13, 2009